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                                   Exhibit (e)
                     NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS

                             DISTRIBUTION AGREEMENT


              This DISTRIBUTION AGREEMENT (this "Agreement") is made as of this __ day of _______, 1999 by and between Nicholas-Applegate Institutional Funds, a Delaware business trust (the "Trust"), and Nicholas-Applegate Securities, a California limited partnership (the "Distributor").

              WHEREAS, the Trust is a diversified, open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

              WHEREAS, the Trust will consist of various series of shares of beneficial interest created by its Board of Trustees from time to time (each a "Fund" and collectively the "Funds") and various classes thereof;

              WHEREAS, the Distributor is a broker-dealer registered under the Securities Exchange Act of 1934, as amended, and a member of the National Association of Securities Dealers, Inc. (the "NASD");

              WHEREAS, the Trust desires to retain the Distributor as its agent to provide services in connection with the distribution of shares of beneficial interest ("shares") of each of the Funds and the Distributor is willing to provide such services upon the terms set forth herein; and

              WHEREAS, the Trust has adopted a Distribution Plan (the "Plan") pursuant to Rule 12b-1 under the 1940 Act, whereby the Trust will compensate the Distributor for certain services rendered and costs incurred by the Distributor in connection with distributing certain classes of shares of the Funds;

              NOW, THEREFORE, in consideration of the premises and mutual covenants herein set forth, the parties hereto agree as follows:

Section 1.    APPOINTMENT OF DISTRIBUTOR.

              The Trust hereby appoints the Distributor as its agent to act as the principal underwriter and distributor of shares of the Funds, and the Distributor hereby accepts such appointment and agrees to act hereunder. The Trust hereby agrees during the term of this Agreement to sell shares of the Funds exclusively to or through the Distributor on the terms and conditions set forth below.

Section 2.    PURCHASE OF SHARES FROM THE TRUST.

              2.1 The Distributor shall have the right to sell as agent for the Trust the

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shares of a Fund needed, but not more than the shares needed, to fill unconditional orders for shares placed with the Distributor by investors or registered and qualified securities dealers and others ("selected dealers").

              2.2 The shares of the Funds are to be sold by the Distributor or selected dealers, as described in Section 5.4 hereof, to investors at the offering price as set forth in the applicable prospectus and statement of additional information for the Fund then in effect (the "Prospectus").

              2.3 The Trust shall have the right to suspend the sale of its shares at times when redemption is suspended pursuant to the conditions in
Section 3.3 hereof or at such other times as may be determined by the Trust's Board of Trustees (the "Board").

              2.4 The Trust, or any agent of the Trust designated in writing by the Board, shall be promptly advised of all purchase orders for shares of the Funds received by the Distributor or selected dealer. Any order may be rejected by the Trust or the Distributor; provided, however, that the Trust and the Distributor will not arbitrarily or without reasonable cause refuse to accept or confirm orders for the purchase of shares of a Fund. The Trust (or its agent) will confirm orders upon their receipt, will make appropriate book entries and, upon receipt by the Trust (or its agent) of payment therefor, will deliver deposit receipts for the shares pursuant to the instructions of the Distributor or selected dealer. Payment shall be made to the Trust (or its agent) in New York Clearing House funds or federal funds. The Distributor agrees, and selected dealers shall agree, to cause such payment and such instructions to be delivered promptly to the Trust (or its agent).

Section 3.    REDEMPTION OF SHARES BY THE TRUST.

              3.1 Any of the outstanding shares of a Fund may be tendered for redemption at any time, and the Trust agrees to repurchase or redeem the shares so tendered in accordance with the Trust's Declaration of Trust and Bylaws and the applicable provisions of the respective Fund's Prospectus. The price to be paid to redeem or repurchase the shares shall be equal to the net asset value, less a contingent deferred sales charge, if any, determined as set forth in the applicable Prospectus (the "redemption price"). All payments by the Trust hereunder shall be made in the manner set forth in Section 3.2 below.

              3.2 The Trust (or its agent) shall pay the total amount of the redemption price pursuant to the instructions of the Distributor or selected dealer on or before the seventh calendar day subsequent to the Trust (or its agent) having received the notice of redemption in proper form. The proceeds of any redemption of shares shall be paid by the Trust (or its agent) to or for the account of the redeeming shareholder, in each case in accordance with the applicable provisions of the respective Fund's Prospectus.

              3.3 Redemption of shares or payment therefor may be suspended at times when the New York Stock Exchange is closed for other than customary weekends and holidays, when trading on the Exchange is restricted, when an emergency exists as a


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result of which disposal by the Funds of securities owned by it is not reasonably practicable or when it is not reasonably practicable for the Funds fairly to determine the value of its net assets, or during any other period when the Securities and Exchange Commission, by order, so permits.

Section 4.    DUTIES OF THE TRUST.

              4.1 Subject to the possible suspension of the sale of shares of a Fund, and the right to reject orders, as provided herein, the Trust agrees to sell shares of the Funds so long as shares are available for sale.

              4.2 The Trust (or its agent) shall furnish the Distributor copies of all information, financial statements and other documents which the Distributor may reasonably request for use in connection with the distribution of shares, which information shall include one certified copy, upon request by the Distributor, of all financial statements prepared for the Trust by its independent public accountants. The Trust (or its agent) shall make available to the Distributor such number of copies of the Prospectuses for each Fund and annual and interim reports as the Distributor shall reasonably request.

              4.3 The Trust shall use its best efforts to take from time to time, but subject to the necessary approval of the Board and the shareholders, all necessary action to register authorized shares under the Securities Act of 1933, as amended (the "1933 Act"), so that there will be available for sale such number of shares of the Funds as the Distributor and the selected dealers reasonably may expect to sell. The Trust shall file from time to time such amendments, reports and other documents as may be necessary in order that there will be no untrue statement of a material fact in the Trust's Registration Statement on Form N-1A covering the shares of the Funds (the "Registration Statement"), or necessary in order that there will be no omission to state a material fact in the Registration Statement which omission would make the statements therein misleading. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Trust in connection with such Registration Statement.

              4.4 The Trust shall use its best efforts to qualify and maintain the qualification of an appropriate number of shares of the Funds for sale under the securities laws of such states as the Distributor and the Trust may approve; provided that the Trust shall not be required to amend its Declaration of Trust or Bylaws to comply with the laws of any state, to maintain an office in any state, to change the terms of the offering of its shares in any state from the terms set forth in its Registration Statement, to qualify as a foreign corporation in any state or to consent to service of process in any state other than with respect to claims arising out of the offering of its shares. Any such qualification may be withheld, terminated or withdrawn by the Trust at any time in its discretion. As provided in Section 8.1 hereof, the expense of qualification and maintenance of qualification shall be borne by the Trust. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Trust in connection with such qualifications.


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Section 5.    DUTIES OF THE DISTRIBUTOR.

              5.1 The Distributor shall devote reasonable time and effort to effect sales of shares of the Funds, but shall not be obligated to sell any specific number of shares. Sales of shares of a Fund shall be on the terms described in its Prospectus. The Distributor shall compensate the selected dealers as set forth in the Prospectus. To the extent not otherwise provided herein, the Distributor shall bear all of the costs and expenses it incurs in fulfilling its obligations hereunder.

              5.2 In selling shares of the Funds, the Distributor shall use its best efforts in all respects duly to conform with the requirements of all federal and state laws relating to the sale of such securities. Neither the Distributor nor any selected dealer nor any other person is authorized by the Trust to give any information or to make any representations, other than those contained in the Registration Statement or applicable Prospectus for the respective Fund and any sales literature approved by appropriate officers of the Trust.

              5.3 The Distributor shall adopt and follow procedures for the confirmation of sales to investors and selected dealers, the collection of amounts payable by investors and selected dealers on such sales and the cancellation of unsettled transactions, as may be necessary to comply with the requirements established by the NASD.

              5.4 The Distributor shall have the right to enter into selling group agreements with registered and qualified securities dealers and other persons of its choice for the sale to the public of shares of the Funds, provided that the Trust shall approve the form of such agreements. The Distributor shall offer and sell shares only through such selected dealers as are members in good standing of the NASD. Shares sold through selected dealers shall be for sale by such dealers only at the offering price determined as set forth in the Prospectus. The Distributor and selected dealers may repurchase shares from an investor seeking to redeem such shares, for a fee, and, in turn, redeem such shares with the applicable Fund.

              5.5 The Distributor shall be the exclusive distributor of shares of the Funds appointed by the Trust; however, the Distributor is an independent contractor and may enter into like arrangements with other investment companies.

Section 6.    PAYMENTS TO THE DISTRIBUTOR.

              The Distributor shall receive and may retain any portion of any front-end or contingent deferred sales charge which is imposed on sales and redemptions of shares of the Funds and not reallowed to selected dealers as set forth in the applicable Prospectus. Upon termination of this Agreement for any reason, the obligation to pay any such contingent deferred sales charge on shares sold prior to the date of termination shall survive the termination, and the Trust (or its agent) shall collect and pay any such charges thereafter imposed on such shares to the Distributor.


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Section 7.    COMPENSATION OF THE DISTRIBUTOR UNDER THE PLAN.

              7.1 The Trust shall compensate the Distributor for costs it incurs, and the services and facilities it provides, under this Agreement pursuant to the terms of the Plan, including amounts paid to securities dealers or others under selling group agreements between the Distributor and such dealers and others. Amounts payable under the Plan shall be determined by the Board from time to time and shall be accrued daily and paid monthly or at such other intervals as the Board may determine.

              7.2 So long as the Plan or any amendment thereto is in effect, the Distributor shall inform the Board of the commissions and other fees to be paid by the Distributor to broker-dealers and others which have selling group agreements with the Distributor. So long as the Plan (or any amendment thereto) is in effect, at the request of the Board or any agent or representative of the Trust, the Distributor shall provide such additional information as may reasonably be requested concerning the activities of the Distributor hereunder and the costs incurred in performing such activities.

              7.3 Costs of the Distributor subject to compensation hereunder are costs of performing distribution activities with respect to the shares of the Funds and may include, among others:

         (a) advertising for the Funds in various forms through any available medium, including the cost of printing and mailing Prospectuses, and periodic financial reports and sales literature to persons other than current shareholders of the Trust;

         (b) sales commissions and other fees paid to, or on account of, broker-dealers and others which have entered into selling group agreements with the Distributor with respect to shares of the Funds; and

         (c) indirect and overhead costs including (i) lease expenses, (ii) salaries and benefits of personnel including operations and sales support personnel, (iii) utility expenses, (iv) communications expenses, (v) sales promotion expenses, (vi) expenses of postage, stationery and supplies and (vii) general overhead.

Section 8.    ALLOCATION OF EXPENSES.

              8.1 The Trust shall bear all costs and expenses of the continuous offering of shares of the Funds, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of any required registration statements and/or prospectuses under the 1940 Act or the 1933 Act, and preparing and mailing annual and periodic reports and proxy materials to shareholders (including but not limited to the expense of typesetting any such registration statements, prospectuses, annual or periodic reports or proxy materials). The Trust shall also bear the costs and expenses of qualifying the shares for sale, and, if necessary or advisable in connection therewith, of qualifying the Trust as a broker or dealer, in such states or other jurisdictions as shall be selected by the Trust and the Distributor pursuant to Section 4.4 hereof, and the cost and expense payable to each such state for continuing qualification therein until the Trust decides to discontinue such qualification pursuant to Section 4.4


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hereof.

              8.2 As set forth in Section 7 above, the Trust shall also bear the expenses it assumes pursuant to the Plan with respect to shares, so long as the Plan is in effect. If the Plan is terminated or discontinued, the costs previously incurred by the Distributor in performing the duties set forth in
Section 5 hereof shall be borne by the Distributor and shall not be subject to reimbursement by the Trust; provided, however, that the Distributor shall have the continued right to receive all contingent deferred sales charges, if any, on redemptions of shares of the Funds following the termination or discontinuation of the Plan, as set forth in Section 6.

Section 9.    INDEMNIFICATION.

              9.1 The Trust agrees to indemnify, defend and hold the Distributor, its partners and officers, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its partners and officers or any such controlling person may incur under the 1933 Act, or under common law or otherwise, arising out of or based upon any untrue statement of a material fact contained in the Registration Statement or Prospectuses for any of the Funds or arising out of or based upon any alleged omission to state a material fact required to be stated in the Registration Statement or Prospectuses or necessary to make the statements therein not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by the Distributor to the Trust for use in the Registration Statement or Prospectuses; provided, however, that this indemnity agreement shall not inure to the benefit of any such partner, officer or controlling person unless a court of competent jurisdiction shall determine, in a final decision on the merits, that the person to be indemnified was not liable by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations under this Agreement ("disabling conduct"), or, in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the indemnified person was not liable by reason of disabling conduct by (a) a vote of a majority of a quorum of Trustees of the Trust who are neither "interested persons" of the Trust as defined in Section 2(a)(19) of the 1940 Act nor parties to the proceeding, or (b) an independent legal counsel in a written opinion. The Trust's agreement to indemnify the Distributor, its partners and officers and any such controlling person as aforesaid is expressly conditioned upon the Trust's being promptly notified of any action brought against the Distributor, its partners, officers or any such controlling person. The Trust agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or Trustees in connection with the issue and sale of any shares.

              9.2 The Distributor agrees to indemnify, defend and hold the Fund, its officers and Trustees and any person who controls the Trust, if any, within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims,


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demands, liabilities and expenses (including the cost of investigating or defending against such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its officers and Trustees or any such controlling person may incur under the 1933 Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its Trustees or officers or such controlling person resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Distributor to the Trust for use in the Registration Statement or Prospectuses for any of the Funds or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or Prospectuses or necessary to make such information not misleading. The Distributor's agreement to indemnify the Trust, its officers and Trustees and any such controlling person as aforesaid, is expressly conditioned upon the Distributor's being promptly notified of any action brought against the Trust, its officers and Trustees or any such controlling person.

              9.3 No Trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever, in his or her official or individual capacity, to any person, including the Distributor, other than the Trust or its shareholders, in connection with the property or affairs of the Trust, save only that arising from his or her bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duty to such person; and all such persons shall look solely to the Trust property for satisfaction of claims of any nature against a Trustee, officer, employee or agent of the Trust arising in connection with the affairs of the Trust. Moreover, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a Fund shall be enforceable against the assets and property of such Fund only, and not against the assets and property of any other series of the Trust.

Section 10.   DURATION AND TERMINATION OF THIS AGREEMENT.

              10.1 This Agreement shall become effective as of the date first above written and, except as set forth in Section 6, shall remain in force with respect to each Fund for two years from the date hereof and thereafter, but only so long as such continuance is specifically approved at least annually by (a) the Board, or by the vote of a majority of the outstanding voting securities of the shares of the Fund, and (b) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such parties and who have no direct or indirect financial interest in this Agreement or in the operation of the Plan or in any agreement related thereto (the "Disinterested Trustees"), cast in person at a meeting called for the purpose of voting upon such approval.

              10.2 Except as set forth in Section 6, this Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty, by a majority of the Disinterested Trustees or by vote of a majority of the outstanding voting securities of the Fund, or by the Distributor, on not less than sixty (60) days' written notice to the other party. Except as set forth in Section 6, this Agreement shall automatically terminate in the event of its assignment.


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              10.3   The terms "affiliated person," "assignment," "interested
person" and "vote of a majority of the outstanding voting securities," when used in this Agreement, shall have the respective meanings specified in the 1940 Act.

Section 11.   AMENDMENTS TO THIS AGREEMENTS.

              This Agreement may be amended with respect to a Fund by the parties only if such amendment is specifically approved by (a) the Board, or by the vote of a majority of the outstanding voting securities of the Fund and (b) by the vote of a majority of the Disinterested Trustees cast in person at a meeting called for the purpose of voting on such amendment.

Section 12.   GOVERNING LAW.

              The provisions of this Agreement shall be construed and interpreted in accordance with the internal laws (and not the laws of conflicts of law) of the State of California as at the time in effect and the applicable provisions of the 1940 Act. To the extent that the applicable law of the State of California, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

Section 13.   MISCELLANEOUS.

              (a) Notices of any kind to be given to the Distributor by the Trust shall be in writing and shall be duly given if mailed, delivered or communicated by answer back facsimile transmission to the Distributor at 600 West Broadway, 30th Floor, San Diego, California 92101, Facsimile: (619) 687-8138, Attention: President, or at such other address or to such individual as shall be so specified by the Distributor. Notices of any kind to be given to the Trust hereunder by the Distributor shall be in writing and will be duly given if mailed or delivered to the Trust at 600 West Broadway, 30th Floor, San Diego, California 92101, Facsimile: (619) 687-8138, Attention: President, or at such other address or to such individual as shall be so specified by the Trust to the Distributor.

              (b) This Agreement constitutes the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof.

              (c) The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

              (d) If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

              IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year above written.


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                                    NICHOLAS-APPLEGATE INSTITUTIONAL
                                    FUNDS




                                    By:
                                       -----------------------------
                                           E. Blake Moore, Jr.
                                           Secretary


                                     NICHOLAS-APPLEGATE SECURITIES


                                    By:    Nicholas-Applegate Capital
                                           Management Holdings, L.P.,
                                           its General Partner
                                    By:    Nicholas-Applegate Capital
                                           Management Holdings, Inc.,
                                           its General Partner




                                    By:
                                       -------------------------------
                                           E. Blake Moore, Jr.
                                           Secretary


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